Contacts:	Rob Capps, Co-CEO Mitcham Industries, Inc. 936-291-2277
Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600

MITCHAM INDUSTRIES REPORTS
FISCAL 2021 FIRST QUARTER RESULTS

THE WOODLANDS, TX – June 10, 2020 – Mitcham Industries, Inc. (NASDAQ: MIND) (“Mitcham” or “the Company”) today announced financial results for its fiscal 2021 first quarter ending April 30, 2020.
Total revenues for the first quarter of fiscal 2021 were $7.4 million compared to $13.3 million in the fourth quarter of fiscal 2020 and $9.9 million in the first quarter of fiscal 2020. The sequential decline was attributable to a 64% decline in Marine Technology Products segment revenues, coupled with a 6% decrease in Equipment Leasing segment revenues.
The Company reported a net loss of $6.6 million in the first quarter of fiscal 2021 compared to a net loss of $3.7 million in the fourth quarter of fiscal 2020 and a net loss of $2.4 million in the first quarter of fiscal 2020. The fiscal 2021 first quarter included a non-cash charge of approximately $2.5 million related to the impairment of goodwill. Net loss attributable to common shareholders was $7.2 million, or a $(0.59) loss per share in the first quarter of fiscal 2021. This compares to a fiscal 2020 fourth quarter loss of $4.3 million, or a $(0.35) loss per share, and a $2.9 million loss, or a $(0.24) loss per share, in the first quarter of fiscal 2020.
Adjusted EBITDA for the first quarter of fiscal 2021 declined sequentially to a loss of $952,000 compared to a positive $124,000 in the fourth quarter of fiscal 2020 and $61,000 in the first quarter of fiscal 2020. However, net cash provided by operating activities was $929,000 in the first quarter of fiscal 2021 and cash balances increased to approximately $4.7 million as of April 30, 2020, as compared to approximately $3.2 million as of January 31, 2020. Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to reported net loss and cash provided by operating activities, the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, in the accompanying financial tables.
Rob Capps, Mitcham’s Co-Chief Executive Officer, stated, “The unprecedented disruptions caused by the COVID-19 pandemic have had a negative impact on our operations and near-term order flow, as reflected by the lower sales in our Marine Technology Products segment. It is difficult to predict the future impact of the global pandemic and economic downturn on our business.

However, we are hopeful that it will be short-lived. One encouraging sign is an increase in our backlog to approximately $10.2 million at April 30, 2020 versus approximately $8.9 million at January 31, 2020.
“We also continued to focus on our cost structure and lowered our selling, general and administrative expenses during the quarter by 11% year-over-year,” added Capps. “Gross margins during the first quarter were negatively impacted by unabsorbed overhead costs due to the significantly lower level of sales and production activity. We are taking a number of actions to reduce costs in response to the disruptions caused by the global downturn and to other structural changes in our business.
“We remain focused on our vision of making the Company a leading provider of innovative marine technology and products and are excited about a number of new business and technology initiatives that we are pursuing. As announced last week, we think it now appropriate to rebrand and refocus the Company. Accordingly, we have proposed to our shareholders a reincorporation from the State of Texas to Delaware, which will include changing the name of the Company to MIND Technology, Inc. We think this name is more appropriate for the Company, as it has moved away from its traditional seismic leasing business and become a leading technology provider in the marine survey, marine exploration and maritime defense industries.”
Please refer to the Definitive Proxy that was filed with the Securities and Exchange Commission on May 29, 2020, accessible at http://ir.mitchamindustries.com/ under SEC filings, and that is being mailed to shareholders for more details on the proposed reincorporation.
Mr. Capps concluded, “We believe that our operational flexibility, next-generation marine technology portfolio, debt-free capital structure and additional benefits from our proposed reincorporation and rebranding will provide a solid foundation to pursue our envisioned opportunities in the worldwide marine technology market.”

CONFERENCE CALL
Management has scheduled a conference call for Thursday, June 11th at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss fiscal 2021 first quarter results and its rebranding efforts. To access the call, please dial (412) 902-0030 and ask for the Mitcham Industries call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Mitcham Industries corporate website, http://www.mitchamindustries.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through June 18, 2020 and may be accessed by calling (201) 612-7415 and using passcode 13703929#. A webcast archive will also be available at http://www.mitchamindustries.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email mind@dennardlascar.com.

About Mitcham Industries

Mitcham Industries, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, Mitcham has a global presence with operating locations in the United States, Canada, Singapore, Malaysia, Hungary, Colombia and the United Kingdom. Mitcham’s worldwide Marine Technology Products segment, which includes its Seamap and Klein Marine Systems units, designs, manufactures and sells specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended April 30, 2020 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Tables to Follow

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	April 30, 2020	January 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,705	$3,090
Restricted cash	—	144
Accounts receivable, net of allowance for doubtful accounts of $2,196 and $4,054 at April 30, 2020 and January 31, 2020, respectively	7,996	11,921
Inventories, net	13,783	13,261
Prepaid expenses and other current assets	2,515	2,211
Total current assets	28,999	30,627
Seismic equipment lease pool and property and equipment, net	12,002	13,777
Operating lease right-of-use assets	1,957	2,300
Intangible assets, net	7,703	8,161
Goodwill	—	2,531
Long-term receivables, net of allowance for doubtful accounts of $- and $- at April 30, 2020 and January 31, 2020, respectively	535	403
Other assets	7	$429
Total assets	$51,203	$58,228
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,292	$2,650
Deferred revenue	602	765
Accrued expenses and other current liabilities	3,071	3,452
Income taxes payable	620	242
Operating lease liabilities - current	966	1,339
Total current liabilities	8,551	8,448
Operating lease liabilities - non-current	991	961
Other non-current liabilities	911	967
Deferred tax liability	200	200
Total liabilities	10,653	10,576
Shareholders’ equity:
Preferred stock, $1.00 par value; 1,000 shares authorized; 994 and 994 shares issued and outstanding at April 30, 2020 and January 31, 2020, respectively	22,104	22,104
Common stock, $0.01 par value; 20,000 shares authorized; 14,097 and 14,097 shares issued at April 30, 2020, and January 31, 2020, respectively	141	141
Additional paid-in capital	124,194	123,964
Treasury stock, at cost (1,929 shares at April 30, 2020 and January 31, 2020)	(16,860)	(16,860)
Accumulated deficit	(84,511)	(77,310)
Accumulated other comprehensive loss	(4,518)	(4,387)
Total shareholders’ equity	40,550	47,652
Total liabilities and shareholders’ equity	$51,203	$58,228

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended April 30,
	2020	2019
Revenues:
Sale of marine technology products	$3,187	$5,977
Equipment leasing	2,575	3,323
Sale of lease pool and other equipment	1,613	557
Total revenues	7,375	9,857
Cost of sales:
Sale of marine technology products	2,703	3,455
Equipment leasing (including lease pool depreciation)	1,770	2,411
Equipment sales	713	250
Total cost of sales	5,186	6,116
Gross profit	2,189	3,741
Operating expenses:
Selling, general and administrative	4,654	5,232
Research and development	410	315
Impairment of intangible assets	2,531	—
Depreciation and amortization	774	650
Total operating expenses	8,369	6,197
Operating loss	(6,180)	(2,456)
Other income (expense):
Interest expense, net	(11)	(11)
Other, net	70	107
Total other income	59	96
Loss before income taxes	(6,121)	(2,360)
Provision for income taxes	(521)	(55)
Net loss	$(6,642)	$(2,415)
Preferred stock dividends	(559)	(471)
Net loss attributable to common shareholders	$(7,201)	$(2,886)
Net loss per common share:
Basic	$(0.59)	$(0.24)
Diluted	$(0.59)	$(0.24)
Shares used in computing loss per common share:
Basic	12,172	12,119
Diluted	12,172	12,119

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended April 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(6,642)	$(2,415)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,701	2,131
Stock-based compensation	230	172
Impairment of intangible assets	2,531	—
Provision for inventory obsolescence	22	—
Gross profit from sale of lease pool equipment	(850)	(363)
Deferred tax expense	—	135
Changes in:
Accounts receivable	3,728	76
Unbilled revenue	(9)	5
Inventories	(554)	(501)
Prepaid expenses and other current assets	201	(672)
Income taxes receivable and payable	424	2
Accounts payable, accrued expenses and other current liabilities	300	(382)
Deferred revenue	(153)	(23)
Foreign exchange losses net of gains	—	(16)
Net cash provided by (used in) operating activities	929	(1,851)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	(110)	—
Purchases of property and equipment	(65)	(366)
Sales of used lease pool equipment	1,414	730
Sale of business, net of cash sold	—	239
Net cash provided by investing activities	1,239	603
Cash flows from financing activities:
Net proceeds from preferred stock offering	—	409
Preferred stock dividends	(559)	(471)
Net cash used in financing activities	(559)	(62)
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	(138)	(100)
Net decrease in cash, cash equivalents and restricted cash	1,471	(1,410)
Cash, cash equivalents and restricted cash, beginning of period	3,234	9,549
Cash, cash equivalents and restricted cash, end of period	$4,705	$8,139

MITCHAM INDUSTRIES, INC.
Reconciliation of Net Loss and Net Cash Provided by Operating Activities to EBITDA and
Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended April 30,
	2020	2019
Reconciliation of Net loss to EBITDA and Adjusted EBITDA
Net loss	$(6,642)	$(2,415)
Interest expense (income), net	11	11
Depreciation and amortization	1,701	2,131
Provision (benefit) for income taxes	521	55
EBITDA (1)	(4,409)	(218)
Non-cash foreign exchange losses	109	52
Stock-based compensation	230	172
Impairment of intangible assets	2,531	—
Cost of lease pool sales	587	55
Adjusted EBITDA (1)	$(952)	$61
Reconciliation of Net Cash Provided by Operating Activities to EBITDA
Net cash provided by (used in) operating activities	$929	$(1,851)
Stock-based compensation	(230)	(172)
Provision for inventory obsolescence	(22)	—
Changes in accounts receivable (current and long-term)	(3,719)	(76)
Interest paid	11	14
Taxes paid, net of refunds	149	97
Gross profit from sale of lease pool equipment	850	363
Changes in inventory	554	501
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(147)	405
Impairment of intangible assets	(2,531)	—
Changes in prepaid expenses and other current assets	(201)	672
Foreign exchange (losses) gains, net	—	16
Other	(52)	(187)
EBITDA (1)	$(4,409)	$(218)

1.EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, non-cash costs of lease pool equipment sales, impairment of intangible assets, stock-based compensation and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP. Rather, we have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures and finance working capital requirements and. We believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.

Mitcham Industries, Inc.
Segment Operating Results
(in thousands)
(unaudited)

	For the Three Months Ended April 30,
	2020	2019
Revenues:
Marine technology products	$3,212	$5,982
Equipment leasing	4,188	3,935
Inter-segment sales	(25)	(60)
Total revenues	7,375	9,857
Cost of sales:
Marine technology products	2,728	3,515
Equipment leasing	2,483	2,661
Inter-segment costs	(25)	(60)
Total cost of sales	5,186	6,116
Gross profit	2,189	3,741
Operating expenses:
Selling, general and administrative	4,654	5,232
Research and development	410	315
Impairment of intangible assets	2,531	—
Depreciation and amortization	774	650
Total operating expenses	8,369	6,197
Operating loss	$(6,180)	$(2,456)
Marine Technology Products Segment:
Revenues:
Seamap	$2,213	$4,324
Klein	1,241	1,561
SAP	—	101
Intra-segment sales	(242)	(4)
	3,212	5,982
Cost of sales:
Seamap	1,894	2,323
Klein	1,076	1,101
SAP	—	95
Intra-segment sales	(242)	(4)
	2,728	3,515
Gross profit	$484	$2,467
Gross profit margin	15%	41%
Equipment Leasing Segment:
Revenue:
Equipment leasing	$2,576	$3,378
Lease pool equipment sales	1,436	419
Other equipment sales	176	138
	4,188	3,935
Cost of sales:
Direct costs-equipment leasing	844	965
Lease pool depreciation	926	1,446
Cost of lease pool equipment sales	587	56
Cost of other equipment sales	126	194
	2,483	2,661
Gross profit	$1,705	$1,274

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